Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On April 30, 2024, VAALCO Energy (Holdings), LLC (“Buyer”), a Delaware limited liability company and wholly-owned subsidiary of VAALCO Energy, Inc. (“VAALCO”), completed the previously announced acquisition of Svenska Petroleum Exploration Aktiebolag, a company incorporated in Sweden (“Svenska”) from Petroswede AB, a company incorporated in Sweden (“Seller”), whereby Buyer acquired all of the issued shares in the capital Svenska and Svenska became a direct wholly-owned subsidiary of Buyer and an indirect wholly-owned subsidiary of VAALCO (the “Acquisition”), pursuant to a Share Purchase Agreement entered into by Buyer and Seller on February 29, 2024.

The unaudited pro forma combined financial information of VAALCO is comprised of (i) the unaudited pro forma combined balance sheet as of December 31, 2023, after giving effect to the Acquisition as if it had occurred on December 31, 2023; (ii) the unaudited pro forma combined statement of operations for the year ended December 31, 2023, after giving effect to the Acquisition as if it had occurred on January 1, 2023; and (iii) the accompanying notes (collectively, the “Unaudited Pro Forma Combined Financial Information”).

The Unaudited Pro Forma Combined Financial Information has been derived from the (i) historical audited condensed consolidated financial statements and the related notes of VAALCO and Svenska, respectively as of and for the year ended December 31, 2023. The consolidated financial statements of VAALCO were prepared in accordance with U.S. GAAP. The consolidated financial statements of Svenska were prepared in accordance with IFRS as issued by the IASB.

The Unaudited Pro Forma Combined Financial Information has been prepared by VAALCO's management for illustrative purposes only. The Unaudited Pro Forma Combined Financial Information does not purport to represent what the actual results of operations of VAALCO or the combined entity would have been had the Acquisition occurred on the respective dates assumed, nor is it indicative of the future results of VAALCO. The Unaudited Pro Forma Combined Financial Information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by VAALCO management; accordingly, actual results could differ materially from the Unaudited Pro Forma Combined Financial Information.

The Unaudited Pro Forma Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. The Unaudited Pro Forma Combined Financial Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the Acquisition. The pro forma adjustments reflected in the accompanying Unaudited Pro Forma Combined Financial Information reflect estimates and assumptions made by our management that we believe to be reasonable. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation.

The Unaudited Pro Forma Combined Financial Information should be read together with (i) VAALCO’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024; (ii) Svenska’s audited consolidated financial statements and related notes for the year ended December 31, 2023, included in Exhibit 99.1 of VAALCO’s Current Report on Form 8-K filed with the Securities Exchange Commission on July [15], 2024; and (iii) the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

VAALCO Energy, Inc.

Pro Forma Combined Balance Sheet (Unaudited)

As of December 31, 2023

	VAALCO (U.S.	Svenska			Total Pro Forma Combined
	GAAP, Historical)	(IFRS, Reclassified)	Pro Forma Adjustments	Notes	Balance Sheet
		Note 2.1	Note 3 and 4
			(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$121,001	$65,550	$(40,166)	3(a)	$90,518
			(30,000)	3(b)(iv)
			(25,867)	3(b)(vii)
Restricted cash	114	—	—		114
Receivables:
Trade, net	44,888	26,066	—		70,954
Accounts with joint venture owners	1,814	—	—		1,814
Egypt receivables and other, net	45,942	1,591	—		47,533
Crude oil inventory	1,948	—	—		1,948
Prepayments and other	12,434	5,121	—		17,555
Total current assets	228,141	98,328	(96,033)		230,436
Crude oil, natural gas and NGLs properties and equipment, net	459,786	139,001	(62,598)	3(a)	536,189
Other noncurrent assets
Restricted cash	1,795	—	8,788	3(b)(v)	10,583
Value added tax and other receivables	4,214	37	—		4,251
Right of use operating lease assets	2,378	23	(23)	3(b)(vi)	2,378
Right of use finance lease assets	89,962	—	—		89,962
Deferred tax assets	29,242	28,196	5,681	3(a)	63,119
Abandonment funding	6,268	—	—		6,268
Other long-term assets	1,430	—	—		1,430
Total assets	823,216	265,585	(144,185)		944,616
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,152	$1,488	$—		$23,640
Accounts with joint venture owners	5,990	—	—		5,990
Accrued liabilities and other	66,924	60,800	15,075	3(a)	142,799
Operating lease liabilities – current portion	2,396	35	(35)	3(b)(vi)	2,396
Finance lease liabilities – current portion	10,079	—	—		10,079
Foreign income taxes payable	19,261	—	—		19,261
Current liabilities – discontinued operations	673	—	—		673
Total current liabilities	127,475	62,323	15,040		204,838
Asset retirement obligations	47,343	50,121	(36,413)		61,051
Operating lease liabilities – net of current portion	33	27	(27)	3(b)(vi)	33
Finance lease liabilities – net of current portion	78,293	—	—		78,293
Deferred tax liabilities	73,581	—	—		73,581
Other long-term liabilities	17,709	—	—		17,709
Total liabilities	344,434	112,471	(21,400)		435,505
Shareholders’ equity
Preferred stock	—	—	—		—
Common stock	12,140	7,350	(7,350)	3(b)(ii)	12,140
Additional paid-in capital	357,498	22,544	(22,544)	3(b)(ii)	357,498
Accumulated other comprehensive income	2,880	—	2,880
Less treasury stock	(71,222)	—	—		(71,222)
Retained earnings	177,486	123,220	(123,220)	3(b)(ii)	207,815
			30,329	3(a)
Total shareholders’ equity	478,782	153,114	(122,785)		509,111
Total liabilities and shareholders’ equity	823,216	265,585	(144,185)		944,616

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the accompanying notes.

VAALCO Energy, Inc.

Pro Forma Combined Statement of Operations (Unaudited)

Year Ended December 31, 2023

	VAALCO				Total Pro Forma
	(U.S. GAAP, Historical)	Svenska (IFRS, Reclassified)	Pro Forma Adjustments	Notes	Combined Income Statement
		Note 2.1	Note 3 and 4
		(in thousands, except per share amounts)
Revenues:
Crude oil, natural gas and natural gas liquids sales	$455,066	$164,665	$—		619,731
Operating costs and expenses:
Production expense	153,157	29,336	—		182,493
FPSO demobilization and other costs	7,484	—	—		7,484
Exploration expense	1,965	—	—		1,965
Depreciation, depletion and amortization	115,302	44,816	11,831	4(a)	171,949
Impairment of oil and gas properties	—	227,158	(227,158)	4(b)	—
General and administrative expense	23,840	23,786	—		47,626
Credit (recovery) losses and other	(4,906)	(122)	—		(5,028)
Total operating costs and expenses	296,842	324,974	(215,327)		406,489
Other operating income (expense), net	433	—	—		433
Operating income (loss)	158,657	(160,309)	215,327		213,675
Other income (expense):
Derivative instruments gain (loss), net	232	(367)	—		(135)
Interest income (expense), net	(6,452)	1,178	(157)	4(c)	(5,431)
Other income (expense), net	(2,291)	—	—		(2,291)
Total other expense, net	(8,511)	811	(157)		(7,857)
Income (loss) from continuing operations before income taxes	150,146	(159,498)	215,170		205,818
Income tax expense (benefit)	89,777	7,028	44,326	4(d)	141,131
Income (loss) from continuing operations	60,369	(166,526)	170,844		64,687
Loss from discontinued operations, net of tax	(15)	—	—		(15)
Net income (loss)	$60,354	$(166,526)	$170,844		$64,672
Other comprehensive income (loss)
Currency translation adjustments	1,701	1,171	—		2,872
Comprehensive Income	$62,055	$(165,355)	$170,844		$67,544

Basic net income per share:
Income from continuing operations	$0.56				$0.61
Loss from discontinued operations, net of tax	(0)				(0)
Net income per share	$0.56				$0.61
Basic weighted average shares outstanding	106,376				106,376
Diluted net income per share:
Income from continuing operations	$0.56				$0.61
Loss from discontinued operations, net of tax	(0)				(0)
Net income per share	$0.56				$0.61
Diluted weighted average shares outstanding	106,555				106,555

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the accompanying notes.

Notes to Unaudited Pro Forma Combined Financial Statements

1. Basis of Preparation

This Unaudited Pro Forma Combined Financial Information has been derived from the unaudited condensed consolidated financial statements of VAALCO and Svenska as of and for the year ended December 31, 2023. The Unaudited Pro Forma Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein.

The unaudited pro forma combined balance sheet as of December 31, 2023, gives effect to the Acquisition as if it had occurred on December 31, 2023. The unaudited pro forma combined statements of and for the year ended December 31, 2023, give effect to the Acquisition as if it had occurred on January 1, 2023.

The consolidated financial statements of VAALCO were prepared in accordance with U.S. GAAP. The consolidated financial statements of Svenska were prepared in accordance with IFRS as issued by the IASB. As such, the Unaudited Pro Forma Combined Financial Information includes adjustments to align the accounting policies of Svenska to those of VAALCO.

The Unaudited Pro Forma Combined Financial Information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the Acquisition. The Unaudited Pro Forma Combined Financial Information is provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Application of U.S. GAAP and Reclassification Adjustments

The consolidated financial statements of Svenska were prepared in accordance with IFRS as issued by the IASB. For purposes of preparing the Unaudited Pro Forma Combined Financial Information, the financial information of Svenska has been adjusted to give effect to the material differences between IFRS and U.S. GAAP, to the extent that such historical IFRS and U.S.GAAP differences are not affected by the adjustments relating to preliminary purchase price allocation described in Note 3 below. Other differences impacted by the preliminary purchase price allocation are included as other “pro forma adjustments” as described in Note 3 and 4 below. Further, certain adjustments to Svenska’s financial information are required to conform Svenska’s presentation and classification policies to those of VAALCO, as described below.

2.1  Reclassification of Svenska  financial statement line items to align with VAALCO’s financial statements

Balance sheet as of December 31, 2023

	Svenska (IFRS, Historical)	Reclassification	Notes	Svenska (IFRS, Reclassified)
	(in thousands)
ASSETS
Current assets:
Cash	$—			$—
Cash and cash equivalents	65,550			65,550
Accounts receivable balances	—			—
Drilling equipment and consumable supplies	7,894	(7,894)	(A)	—
Receivables:				—
Trade receivables	26,066			26,066
Accounts with joint venture owners	—			—
Tax receivables				—
Financial Investments	4,028	(4,028)	(B)	—
Other receivables	1,591			1,591
Prepayments and accrued income	1,093	4,028	(B)	5,121
Total current assets	106,222	(7,894)		98,328

Other noncurrent assets:
Property and equipment
Petroleum and natural gas assets	—			—

Other noncurrent receivables	37			37
				—
Tangible fixed assets	131,107	(131,107)	(C)	—
Crude oil and natural gas properties, equipment and other- successful efforts method, net	—	139,001	(A)(C)	139,001
Intangible assets	—	—		—
Right of use assets	23	(23)	(D)	—
Right of use operating lease assets	—	23	(D)	23
Deferred tax assets	28,196			28,196
Total assets	265,585	—		265,585

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$—			$—

Accounts payable				—
Trade payables	1,488			1,488
Current portion of share-based compensation liabilities				—
Modernization payment liabilities				—
Derivative commodity contracts				—
Accruals and deferred income	57,346	(57,346)	(E)	—
Accrued liabilities and other	3,454	57,346	(E)	60,800
Leasing liability short term	35	(35)	(I)	—
Operating lease liabilities - current portion	—	35	(I)	35
Other liabilities	—
Total current liabilities	62,323	—		62,323
Non-current liabilities:
Asset retirement obligations	50,121			50,121
Share-based compensation liabilities	—			—
Leasing liability long term	27	(27)	(J)	—
Operating lease liabilities - net of current portion	—	27	(J)	27
Deferred tax liabilities	—
Other provisions
Long-term debt				—
Modernization payment liabilities				—
Other long-term liabilities				—
Total liabilities	112,471	—		112,471
Shareholders’ equity
Share capital	7,350	(7,350)	(F)	—
Reserves	22,544	(22,544)	(G)	—
Retained Earnings, incl. loss for the year	123,220	(123,220)	(H)	—
Common stock	—	7,350	(F)	7,350
Additional paid-in capital	—	22,544	(G)	22,544
Accumulated other comprehensive income	—	123,220	(H)	123,220
Deficit	—	—		—
Contributed surplus	—			—
Total equity	153,114	—		153,114
Total equity and liabilities	265,585	—		265,585

(A)	Drilling equipment and consumable supplies of $7,894 thousand reclassified to Crude oil and natural gas properties, equipment and other- successful efforts method, net.
(B)	Financial Investments of $4,028 thousand reclassified to Prepayments and accrued income.
(C)	Tangible fixed assets of $131,107 thousand reclassified to Crude oil and natural gas properties, equipment and other- successful efforts method, net.
(D)	Right of use assets of $23 thousand reclassified to Right of use operating lease assets.
(E)	Accruals and deferred income of $57,346 thousand reclassified to Accrued liabilities and other.
(F)	Share capital of $7,350 thousand reclassified to Common Stock.
(G)	Reserves of $22,544 thousand reclassified to Additional paid-in capital.
(H)	Retained Earnings, incl. loss for the year of $123,220 thousand reclassified to Accumulated other comprehensive income.
(I)	Leasing liability short term of $35 thousand reclassified to Operating lease liabilities - current portion.
(J)	Leasing liability long term of $27 thousand reclassified to Operating lease liabilities - net of current portion.

Statement of operations for the year ended December 31, 2023

	Svenska (IFRS, Historical)	Reclassification	Notes	Svenska (IFRS, Reclassified)
	(in thousands)
Revenues
Revenue from oil & gas	$164,665	$(164,665)	(A)	$—
Crude oil, natural gas and natural gas liquids sales	—	164,665	(A)	164,665
Other revenue	277	(277)	(C )	—
Total revenues	164,942	(277)		164,665

Expenses
Operational and exploration costs	29,336	(29,336)	(D)	—
Fair value loss on financial instruments	367	(367)	(L)	—
Other external costs	12,000	(12,000)	(E)	—
Employee benefits expenses	11,786	(11,786)	(F)	—
Production and operating	—	29,336	(D)	29,336
General and administrative	—	23,786	(E ), (F)	23,786
Depreciation and impairment	271,975	(271,975)	(H)	—
Depletion, depreciation and amortization	—	44,817	(H)	44,817
Impairment of oil and gas properties	—	227,158	(H)	227,158
Other operating expenses	155	(155)	(I)	—
Credit (recovery) losses and other	—	(122)	(C ), (I)	(122)
Operating loss	(160,677)	367		(160,310)
Other income (expense):
Derivative instruments gain (loss), net	—	(367)	(L)	(367)
Finance income	4,295	(4,295)	(B)	—
Finance costs	(3,117)	3,117	(G)	—
Interest income (expense), net	—	1,178	(B), (G)	1,178
Total other expense, net	1,178	(367)		811

Earnings before income taxes	(159,499)	—		(159,499)
Tax expense for the year	7,028	(7,028)	(J)	—
Income tax expense (benefit)	—	7,028	(J)	7,028
Net Earnings (Loss)	(166,527)	—		(166,527)
Other comprehensive income (loss)
Exchange differences for the year	$1,171	$(1,171)	(K)	$—
Currency translation adjustments	—	1,171	(K)	1,171
Total other comprehensive income	1,171	—		1,171

Total comprehensive income	(165,356)	—		(165,356)

(A)	Revenue from oil & gas of $164,665 thousand reclassified to Crude oil, natural gas and natural gas liquids sales.
(B)	Finance income of $4,295 thousand reclassified to Interest income (expense), net.
(C)	Other revenue of $277 thousand reclassified to Credit (recovery) losses and other.
(D)	Operational and exploration costs of $29,336 thousand reclassified to Production and operating.
(E)	Other external costs of $12,000 thousand reclassified to general and administrative.
(F)	Employee benefits expenses of $11,786 thousand reclassified to General and administrative.
(G)	Finance costs of $3,117 thousand reclassified to Interest income (expense), net.
(H)

Depreciation and impairment of $271,975 thousand reclassified to Depletion, depreciation and amortization and Impairment of oil and gas properties in the amount of $44,817 thousand and $227,158 thousand, respectively.

(I)	Other operating expenses of $155 thousand reclassified to Credit (recovery) losses and other.
(J)	Tax expense for the year of $7,028 thousand reclassified to Income tax expense (benefit).
(K)	Exchange differences for the year of $1,171 thousand reclassified to Currency translation adjustments.
(L)	Fair value loss on financial instruments of $367 thousand reclassified to Derivative instruments gain (loss), net.

3. Preliminary Acquisition Accounting and Other Pro Forma adjustments and Assumptions

(a)	Consideration for the Combination and Purchase Price Allocation

The Acquisition will be accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805, Business Combinations with VAALCO being the acquiring entity.

VAALCO’s allocation of the preliminary estimated purchase consideration with respect to the Acquisition is based on estimate of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of April 30, 2024, using current available information. The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of Svenska’s assets acquired and liabilities assumed as of the date of the Acquisition, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, discount rates as well as other factors. Because the Unaudited Pro Forma Combined Financial Information has been prepared based on these preliminary estimates, the resulting effect on the financial position and results of operation of the combined business may be materially different from the pro forma amounts included herein.

VAALCO expects to finalize the purchase price allocation as soon as reasonably practicable after completing the Acquisition, and upon consideration of any incremental information as part of the finalization of the measurement process. The finalization of the purchase price allocation will not extend beyond the one-year measurement period provided under ASC 805. Further, the Unaudited Pro Forma Combined Financial Information does not reflect any revenue and operating synergies or cost savings that may result from the Acquisition.

Under the terms of the Acquisition, VAALCO paid approximately $40.2 million in cash as consideration for the acquisition.

The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

	As of December 31, 2023
	(In thousands)
	Carrying amount	PPA adjustments	Total Purchase Price Allocation
Cash and cash equivalents	$65,550	$(55,867)	$9,683
Receivables:
Trade, net	26,066	—	26,066
Other receivables, net	1,591	—	1,591
Prepayments and other	5,121	—	5,121
Crude oil and natural gas properties, equipment and other- successful efforts method, net	139,001	(62,598)	76,403
Restricted cash	—	8,788	8,788
Value added tax and other receivables	37	—	37
Right of use operating lease assets	23	(23)	—
Deferred tax asset	28,196	5,681	33,877
Accounts payable	(1,488)	—	(1,488)
Accrued liabilities and other	(60,800)	(15,075)	(75,875)
Operating lease liabilities – current portion	—	—	—
Asset retirement obligations	(50,121)	36,413	(13,708)
Operating lease liabilities – net of current portion	(27)	27	—
Gain on acquisition	—	(30,329)	(30,329)
Purchase consideration			$40,166

            _______________

(b)	Other Impacts of the Acquisition on the unaudited pro forma combined balance sheet as of December 31, 2023

(i)	Adjustment to reflect the bargain purchase gain directly attributable to the Acquisition.

(ii)	Adjustment to remove Svenska’s pre-acquisition equity balances on consolidation.

(iii)	To reflect the preliminary purchase price allocation of the Acquisition. Purchase price allocations for the acquired assets and liabilities assumed based upon estimated fair values, which are subject to adjustment and could change significantly as VAALCO continues to evaluate this preliminary allocation.

(iv)	Adjustment to reflect the payment of a dividend to the shareholders of Svenska that was condition precedent to the Acquisition.

(v)	Adjustment to reflect an escrow payable upon related to the resolution of certain tax issues arising from prior Svenska transaction.

(vi)	Adjustment to reflect the cancellation of leased assets upon the Acquisition.

(vii)	Adjustment to reflect the payment of severance expense and the corresponding adjustment to cash and cash equivalent on termination of certain executives of Svenska pursuant to the terms of their executive employment arrangement.

4. Impact of the Acquisition on the unaudited pro forma combined statements of operations for the year ended December 31, 2023

(a)	Depreciation, depletion and amortization

Represents the incremental depreciation, depletion and amortization related to the assets acquired in the Acquisition, which is based on the preliminary purchase price allocation. Depletion of petroleum and natural gas assets was calculated using the unit-of-production method, adjusted to reflect a) the fair value of Svenska’s Crude oil and natural gas properties, equipment and other – successful efforts method, net as of the Acquisition date as though the Acquisition occurred on January 1, 2023; and b) estimates of Svenska’s proved reserves following the methodology required by SEC regulations.

(b)	Impairment of oil and gas properties

Represents the reversal of impairment of oil and gas properties under IFRS.

(c)	Interest income (expense), net

Adjustment to reflect the incremental accretion expense related to asset retirement obligations on Properties acquired.

(d)	Income Tax

Adjustment to reflect income tax expense resulting from acquisition. The adjustment was calculated by applying the applicable tax rate to the total change in income (loss) from continuing operations before income taxes.

5. Supplemental Pro Forma Information on Crude Oil and Natural Gas Producing Activities

The following tables present the estimated pro forma combined net proved developed and undeveloped crude oil, natural gas and natural gas liquids (“NGLs”) prepared as of December 31, 2023, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2022. The combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2023, are also presented.

This pro forma combined reserve, production and standardized measure information gives effect to the Acquisition as if it had been completed on January 1, 2023. The historical proved reserves information presented below represent the respective estimates made as of December 31, 2023, by VAALCO and Svenska while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2023, or subsequent to the completion of the Acquisition. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined business.

(a)	Estimated Quantities of Proved Reserves

	Oil (MBbls)
	VAALCO Historical(1)	Svenska SEC(2)	Pro Forma Combined
Proved reserves:
Balance at December 31, 2022	22,403	17,601	40,004
Production	(6,302)	(1,898)	(8,200)
Extensions and discoveries	903	—	903
Purchases of Reserves	—	—	—
Revisions of previous estimates	6,083	—	6,083
Balance at December 31, 2023	23,087	15,703	38,790
Year-end proved developed reserves:
2023	19,503	1,119	20,622
Year-end proved undeveloped reserves:
2023	3,584	14,584	18,168

	Natural Gas (MMcf)(3)
	VAALCO Historical	Svenska SEC(4)	Pro Forma Combined
Proved reserves:
Balance at December 31, 2022	16,539	7,071	23,610
Production	(1,528)	(30)	(1,558)
Extensions and discoveries	3,219	—	3,219
Purchases of Reserves	—	—	—
Revisions of previous estimates	(1,298)	—	(1,298)
Balance at December 31, 2023	16,932	7,041	23,973
Year-end proved developed reserves:
2023	9,011	613	9,624
Year-end proved undeveloped reserves:
2023	7,921	6,428	14,349

	NGLs (MBbls)(3)
	VAALCO Historical	Svenska SEC(4)	Pro Forma Combined
Proved reserves:
Balance at December 31, 2022	2,797	—	2,797
Production	(270)	—	(270)
Extensions and discoveries	505	—	505
Purchases of Reserves	—	—	—
Revisions of previous estimates	(295)	—	(295)
Balance at December 31, 2023	2,737	—	2,737
Year-end proved developed reserves:
2023	1,449	—	1,449
Year-end proved undeveloped reserves:
2023	1,289	—	1,289

	Total (Mboe)(5)
	VAALCO Historical	Svenska SEC	Pro Forma Combined
Proved reserves:
Balance at December 31, 2022	27,957	18,820	46,777
Production	(6,827)	(1,903)	(8,730)
Extensions and discoveries	1,945	—	1,945
Purchases of Reserves	—	—	—
Revisions of previous estimates	5,572	—	5,572
Balance at December 31, 2023	28,647	16,918	45,564
Year-end proved developed reserves:
2023	22,454	1,224	23,678
Year-end proved undeveloped reserves:
2023	6,193	15,693	21,886

            ____________

(1)	VAALCO’s proved developed and undeveloped oil reserves are located offshore Gabon in West Africa, Egypt and Canada.
(2)	Svenska’s proved oil reserves are located in Cote d'Ivoire.

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil, natural gas, and NGLs reserves as of December 31, 2023, is as follows:

	International (in thousands)
	VAALCO Historical	Svenska SEC	Pro Forma Combined
Future cash inflows	$1,943,003	$1,490,278	$3,433,281
Future production costs	(923,699)	(426,562)	(1,350,261)
Future development costs(1)	(253,129)	(468,422)	(721,551)
Future income tax expense(2)	(293,019)	(183,097)	(476,116)
Future net cash flows	473,156	412,197	885,353
Discount to present value at 10% annual rate	(131,222)	(216,742)	(347,964)
Standardized measure of discounted future net cash flows	341,934	195,455	537,389

 ______________

(1)	Includes costs expected to be incurred to abandon the properties.
(2)

For VAALCO, future income tax expense represents amounts payable to the Governments of Gabon and Egypt on Profit Oil as final payment of corporate income taxes, and domestic income taxes (including other expenses treated as taxes). For Svenska, future income tax expense represents amounts payable to the Government of Cote d'Ivoire on Profit Oil as final payment of corporate income taxes, and domestic income taxes (including other expenses treated as taxes).

The changes in the pro forma combined standardized measure of discounted future net cash flow relating to proved crude oil, natural gas, and NGLs reserves for the year ended December 31, 2023, are as follows:

	Year Ended December 31, 2023 (in thousands)
	VAALCO Historical	Svenska SEC	Pro Forma Combined
Balance at beginning of period	$624,465	$319,223	$943,688
Sales of crude oil and natural gas, net of production costs	(296,209)	(135,329)	(431,538)
Net changes in prices and production costs	(210,703)	(184,957)	(395,660)
Extensions and discoveries	28,849	—	28,849
Revisions of previous quantity estimates	139,856	—	139,856
Purchases	—	—	—
Changes in estimated future development costs	(92,641)	—	(92,641)
Development costs incurred during the period	—	40,145	40,145
Accretion of discount	62,447	31,922	94,369
Net change of income taxes	77,757	99,106	176,863
Change in production rates (timing) and other	8,113	25,345	33,458
Balance at end of period	341,934	195,455	537,389